UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2009

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 12, 2009, Credit One Financial, Inc. (the “Company”) remitted $2.8 million to its subsidiary, Moderation Limited (“Moderation”).  Of the $2.8 million remitted, $2,063,185 ($16 million Hong Kong dollars) were the Company’s capital investment to Moderation for 51.6% of the equity interest in Moderation, the remaining $736,815 was provided by the Company to Moderation as temporary working capital.  The Chinese government has approved Moderation’s application for setting up a wholly owned subsidiary “Liaoning Sinorth Resources Co., Ltd.” in Yingkou, Liaoning province, China.  The main business of Liaoning Sinorth Resources Co., Ltd. is producing, processing and sale of mineral products, primarily graphite, in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

Date: January 14, 2009	By:	/s/ Dicky Cheung
	Name:	Dicky Cheung
	Title:	President & CEO